Exhibit 99.1

Liberty Global to Present at the Goldman Sachs

Communacopia XIX Conference

Englewood, Colorado — September 17, 2010: Liberty Global, Inc. (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) will be presenting at the Goldman Sachs Communacopia XIX Conference on Tuesday, September 21, 2010 at 3:20 p.m. Eastern Time at the Goldman Sachs Conference Center, New York, New York. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.lgi.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global, Inc.

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of June 30, 2010, Liberty Global operated state-of-the-art networks serving 18 million customers across 14 countries principally located in Europe, Chile and Australia. Liberty Global’s operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303.220.6693	Hanne Wolf	+1 303.220.6678
Molly Bruce	+1 303.220.4202	Bert Holtkamp	+31 20.778.9800